EXHIBIT 10.10


                     EMPLOYMENT TERMINATION AND AGREEMENT



      CompuTrac, Inc. has elected, by these presents, to terminate the employment agreement between CompuTrac, Inc. (CT) and Harry W. Margolis
 (HWM)  dated January  1, 1998.  Termination is being  exercised pursuant  to
 Item 4(i) of said agreement.

      Said agreement is hereby terminated effective at the close of business on January 31, 2001. HWM and CT do hereby agree that the demand promissory note in the amount of $817,659.00, being executed by CT contemporaneously with the execution of this agreement, shall constitute full settlement of any and all termination payments required under said agreement. HWM and CT further agree and acknowledge that other than accrued and unpaid salary for the month of January 2001, no further monies are due or owing to HWM under the agreement being terminated.

      Neither the Agreement & Conditional Collateral Assignment nor the Monthly Employment Agreement effective February 1, 2001, are affected by this termination.


      Dated this ____ day of January, 2001.



 Executive:                    CompuTrac, Inc.


 ___________________________   By:_______________________________
 Harry W. Margolis                  George P. Pardue
                               Its: Chief Financial Officer